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                                                                       Exhibit 6


               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 8 to the Registration Statement (Form S-6 No. 033-76432) pertaining to the Lincoln Life Flexible Premium Variable Life Account K, and to the use therein of our reports dated (a) February 1, 2002, with respect to the statutory-basis financial statements of The Lincoln National Life Insurance Company, and (b) March 1, 2002, with respect to the financial statements of Lincoln Life Flexible Premium Variable Life Account K.

                                                           /s/ Ernst & Young LLP

Fort Wayne, Indiana
April 19, 2002